UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2008

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer Identification No.)

8725 W. Higgins Road, Suite 900
Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 16, 2008, Enable Holdings, Inc. (the “Company”) received total commitments for a $2,000,000 loan in the form of a 18% Senior Secured Debenture (the “Loan”) provided by certain investors, (the “Investors”). $400,000 of such commitment was previously reported on the Company’s Form 8-K of October 8, 2008.

 Pursuant to the Loan, the Investors received (i) Series A common stock purchase warrants (the “Series A Warrants”) to purchase an aggregate of 10,000,000 shares of the Company’s common stock at an exercise price of $0.20 per share and (ii) Series B common stock purchase warrants (the “Series B Warrants,” and collectively with the Series A Warrants, the “Warrants”) to purchase an aggregate of 20,000,000 shares of the Company’s common stock at an exercise price of $0.10 per share.  The Warrants are exercisable at any time prior to October 16, 2013.

The Loan bears interest at the rate of 18% per annum and is due on January 16, 2009. The Investors may elect to have the interest payment made in the Company’s Common Stock in lieu of cash. The Company used a portion of the proceeds of the Loan to pay off the outstanding loan balance with Wells Fargo Bank, the remainder of the proceeds will be used for working capital.

The Loan was obtained as part of a total bridge financing of a minimum of $2,000,000 and made pursuant to the terms of a Securities Purchase Agreement attached hereto as Exhibit 10.1. Additionally, in connection with the Loan, the Company issued the press release which is attached hereto as Exhibit 99.1 and incorporated into this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-  balance Sheet Arrangement of a Registrant.

In connection with the Loan mentioned above, on October 16, 2008, the Company became obligated on a direct financial obligation in the total amount of $2,000,000, $400,000 of such commitment was previously reported on the Company’s Form 8-K of October 8, 2008. The Loan accrues interest at a rate of 18% per annum and is due and payable on January 16, 2009.  Under the terms of the Loan, the accrued and unpaid interest on the Loan is convertible, upon the election of the Investors, into Common Stock of the Company.

Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On October 16, 2008, pursuant to the Loan discussed above, the Investors received Series A Warrants to purchase an aggregate of 10,000,000 shares of the common stock at an exercise price of $0.20 per share and Series B Warrants to purchase an aggregate of 20,000,000 shares of common stock at an exercise price of $0.10 per share.   The Warrants were issued pursuant to Rule 506 of the Securities Act of 1933.

Item 1.01 is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

The Investors are Theodore Deikel, who made a loan in the amount of $600,000, using his own personal funds, and Dawn Geras, who made a loan in the amount of $1,400,000, using her own personal funds. Mr. Deikel received 3,000,000 Class A Warrants and 6,000,000 Class B Warrants. Mrs. Geras received 7,000,000 Class A Warrants and 14,000,000 Class B Warrants.

Upon the consummation of the Loan, Mr. Deikel is the beneficial owner of 13,587,473 shares of the Company’s Common Stock, which includes warrants to purchase 10,600,000 shares of the Company’s Common Stock. Assuming the exercise of all of the warrants held by Mr. Deikel, he would hold a 46.8% interest in the Company. In calculating such beneficial ownership, the warrants held by Mr. Deikel are considered as being exercised and outstanding for the purpose of determining his beneficial ownership only, and it assumes that all other Company warrants or options held by others, including Mrs. Geras are not exercised or converted and are not outstanding.

Upon the consummation of the Loan, Mrs. Geras is the beneficial owner of 22,600,000 shares of the Company’s Common Stock, which consists of warrants to purchase 22,600,000 shares of the Company’s Common Stock. Assuming the exercise of all of the warrants held by Mrs. Geras, she would hold a 55.1% interest in the Company. In calculating such beneficial ownership, the warrants held by Mrs. Geras are considered as being exercised and outstanding for the purpose of determining her beneficial ownership only, and it assumes that all other Company warrants or options held by others, including Mr. Deikel are not exercised or converted and are not outstanding.

In connection with the Loan, upon the approval of the Company’s Board of Directors, Mrs. Geras’ husband, Robert T. Geras, will become a member of the Company’s Board of Directors.

Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

4.1	Form of 18% Senior Secured Debenture dated October 16, 2008, issued to certain investors.

4.2	Form of Series A Common Stock Purchase Warrant dated October 16, 2008 issued to certain investors.

4.3	Form of Series B Common Stock Purchase Warrant dated October 16, 2008 issued to certain investors.

10.1	Securities Purchase Agreement dated October 16, 2008.

10.2	Security Agreement dated October 16, 2008.

99.1	Press Release dated October 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2008

ENABLE HOLDINGS, INC.

By	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
October 22, 2008	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

4.1	Form of 18% Senior Secured Debenture dated October 16, 2008, issued to certain investors.

4.2	Form of Series A Common Stock Purchase Warrant dated October 16, 2008 issued to certain investors.

4.3	Form of Series B Common Stock Purchase Warrant dated October 16, 2008 issued to certain investors.

10.1	Securities Purchase Agreement dated October 16, 2008.

10.2	Security Agreement dated October 16, 2008.

99.1	Press Release dated October 20, 2008.